Exhibit 99.1

Envoy Medical Announces Up to $16 Million Registered Direct Offering Priced At-the-Market Under Nasdaq Rules

$4 million upfront with up to additional $12 million of potential aggregate gross proceeds upon the exercise in full of warrants

White Bear Lake, Minnesota, October 8, 2025 — Envoy Medical® Inc. (NASDAQ: COCH) (“Envoy Medical”), a hearing health company focused on developing innovative, fully implanted hearing solutions, today announced it has entered into definitive agreements for the issuance and sale of an aggregate of 3,007,524 shares of its Class A common stock at a purchase price of $1.33 per share, in a registered direct offering priced at-the-market under Nasdaq rules. In addition, in a concurrent private placement, Envoy Medical will issue and sell unregistered warrants to purchase up to 9,022,572 shares of Class A common stock. The unregistered warrants have an exercise price of $1.33 per share, will be exercisable immediately and will expire twenty-four months following the effective date of the registration statement covering the resale registration of the shares of Class A common stock underlying the warrants (the “Registration Statement Effective Date”).

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The offering is expected to close on or about October 9, 2025, subject to the satisfaction of customary closing conditions. The gross proceeds to Envoy Medical from the offering are expected to be approximately $4.0 million, before deducting the placement agent’s fees and other offering expenses payable by Envoy Medical. The potential additional gross proceeds to Envoy Medical from the unregistered warrants, if fully-exercised on a cash basis following the Registration Statement Effective Date, will be approximately $12 million. No assurance can be given that any of such unregistered warrants will be exercised for cash or exercised at all. It is possible that the unregistered warrants may expire and may never be exercised.

Envoy Medical intends to use the net proceeds from the offering for working capital and other general corporate purposes.

The Class A common stock offered in the registered direct offering (but not the unregistered warrants issued in the concurrent private placement or the shares issuable upon exercise of such unregistered warrants) is being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-282474) previously filed and declared effective by the Securities and Exchange Commission (“SEC”) on October 21, 2024. The offering of the shares of Class A common stock in the registered direct offering is being made only by means of a prospectus supplement that forms a part of the registration statement. The final prospectus supplement relating to the securities offered in the registered direct offering will be filed by Envoy Medical with the SEC. When available, copies of the final prospectus supplement relating to the registered direct offering, together with the accompanying prospectus, can be obtained from H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com, or at the SEC’s website at www.sec.gov.

The unregistered warrants issued in the concurrent private placement and the shares issuable upon exercise of such warrants were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and/or Regulation D promulgated thereunder, have not been registered under the Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Envoy Medical, Inc.

Envoy Medical (NASDAQ: COCH) is a hearing health company focused on providing innovative technologies across the hearing loss spectrum. Envoy Medical has pioneered one-of-a-kind, fully implanted devices for hearing loss, including its fully implanted Esteem® active middle ear implant, commercially available in the U.S. since 2010, and the fully implanted Acclaim® cochlear implant, an investigational device. Envoy Medical is dedicated to pushing hearing technology beyond the status quo to improve access, usability, compliance, and ultimately quality of life.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-Looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. Such statements may include, but are not limited to, statements regarding the satisfaction of customary closing conditions with respect to the registered direct offering and concurrent private placement, the use of proceeds from the registered direct offering and concurrent private placement, the exercise of the unregistered warrants prior to their expiration and the receipt of proceeds therefrom, and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements” in the Annual Report on Form 10-K filed by Envoy Medical on March 31, 2025, and in other reports Envoy Medical files with the SEC. If any of these risks materialize or Envoy Medical’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. While forward-looking statements reflect Envoy Medical's good faith beliefs, they are not guarantees of future performance. Envoy Medical disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Envoy Medical.

Investor Contact:
Phil Carlson
KCSA Strategic Communications
O: 212.896.1233
E: Envoy@kcsa.com

Media Contact:
Anne Donohoe
KCSA Strategic Communications
O: 732-620-0033
E: Envoy@kcsa.com